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                       The Commonwealth of Massachusetts

                            Articles of Organization

                                 Incorporators





Jon B. Platt                                 1011 Beacon Street #4
                                             Brookline, MA  02146






Name by which known:

                           American Artists, Inc.


Purpose:

                  To present, produce, manage, conduct, and represent at any theater, music hall, or place or amusement or entertainment, such plays, dramas, comedies, operas, and other concerts, musical and other pieces, ballets, shows, exhibitions, variety and other entertainments as the company may from time to time think fit; to own, lease, control, maintain and operate theaters and other places of entertainment to carry on the above-described business; to act as consultants and agents for actors, entertainers and other performers; and to engage in any and all activities necessary or incidental to the above activities.
                  To carry on any business or other activity which may be lawfully carried on by a corporation organized under the Business Corporation Law of the Commonwealth, whether or not related to those referred to in the foregoing paragraph.

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


                              WITHOUT PAR VALUE                                    WITH PAR VALUE
       CLASS OF STOCK         ------------------------------------------------------------------------------------------
                              NUMBER OF SHARES              NUMBER OF SHARES                    PAR       AMOUNT
                                                                                               VALUE
------------------------------------------------------------------------------------------------------------------------
          Preferred                       None                          None                              $
------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------
           Common                        15,000                         None
------------------------------------------------------------------------------------------------------------------------





                                Not applicable.





Restrictions

                             See 5a attached hereto











                                      None



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5a.

         Any stockholder, including the heirs, assigns, executors or administrators of a deceased stockholder, desiring to sell or transfer such stock owned by him or them, shall first offer it to the corporation through the Board of Directors, in the manner following:

         He shall notify the directors of his desire to sell or transfer by notice in writing, which notice shall contain the price at which he is willing to sell or transfer and the name of one arbitrator. The directors shall within thirty days thereafter either accept the offer, or by notice to him in writing name a second arbitrator, and these two shall name a third. It shall then be the duty of the arbitrators to ascertain the value of the stock, and if any arbitrator shall neglect or refuse to appear at any meeting appointed by the arbitrators, a majority may act in the absence of such arbitrator.

         After the acceptance of the offer, or the report of the arbitrators as to the value of the stock, the Directors shall have thirty days within which to purchase the same at such valuation, but if at the expiration of thirty days, the corporation shall not have exercised the right to purchase, the owner of the stock shall be at liberty to dispose of the same in any manner he may see fit.

         No shares of stock shall be sold or transferred on the books of the corporation until these provisions have been complied with, but the Board of Directors may, in any particular instance, waive these requirements.

         In the event the corporation does not choose to purchase the stock, any stockholder desiring to sell or transfer such stock owned by him, shall then offer it to the remaining stockholders in the same manner set out above.



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Principal Office

         1011 Beacon St., #4, Brookline, MA 02146




                    NAME                           RESIDENCE                         POST OFFICE ADDRESS
PRESIDENT:       Jon Platt                   1011 Beacon Street                     1011 Beacon Street
                                             Brookline,  MA                         Brookline,  MA
TREASURER:       Donald Tirabassi            109 West Foster Road                   109 West Foster Road
                                             Melrose,  MA                           Melrose,  MA
CLERK:           Michael Greenblatt          117 Commonwealth Avenue                117 Commonwealth Avenue
                                             Boston,  MA                            Boston, MA
DIRECTORS:       Jon Platt                   1011 Beacon Street                     1011 Beacon Street
                                             Brookline,  MA                         Brookline,  MA
                 Donald Tirabassi            109 West Foster Road                   109 West Foster Road
                                             Melrose,  MA                           Melrose,  MA
                 Michael Greenblatt          117 Commonwealth Avenue                117 Commonwealth Avenue
                                             Boston,  MA                            Boston, MA

Fiscal year end

                  December 31st in each year



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Annual Meeting

                  Third Monday in January in each year



                                    None

Witnesseth this 14th day of June, 1984


                  /s/ Jon B. Platt
                  -------------------------------------------------------------


                  -------------------------------------------------------------


                  -------------------------------------------------------------





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